UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2008, VioQuest Pharmaceuticals, Inc., (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Christopher P. Schnittker. Pursuant to the terms of the Employment Agreement, Mr. Schnittker shall serve as the Company’s Vice President and Chief Financial Officer for a two-year term commencing on July 21, 2008. Mr. Schnittker shall receive an annual base salary of $185,000 and he is eligible for one-time milestone-based cash bonus payment of $50,000 in the event that the Company receives gross proceeds equal to or in excess of $10 million as a result of the sale of our securities in one or a series of related transactions and a bonus of up to 30% of his annual base salary in the discretion of Michael Becker, our Chief Executive Officer.

The Company also issued to Mr. Schnittker a ten-year option under our 2003 Stock Option Plan, to purchase 180,000 shares of our common stock at an exercise price equal to fair market value on the date of the grant. The options vest in four equal annual installments commencing on July 21, 2009. Additionally, pursuant to the Employment Agreement, we issued 180,000 additional stock options (the “Merger Option”) on July 21, 2008, at an exercise price equal to fair market value on the date of the grant. The merger options vest in four equal annual installments commencing on July 21, 2009, however in addition to such vesting, the Merger Option is only exercisable to the extent our shares which are held in escrow in connection with our acquisition of Greenwich Therapeutics, Inc., in October 2005, are released. Additionally, the Company and Mr. Schnittker intend to prepare formal stock option agreements memorializing the terms of the options, and further establishing other standard terms relating to the options.

Notwithstanding the 2-year term of the Employment Agreement, either party has the right to terminate the agreement and Mr. Schnittker’s employment sooner. In the event we terminate his employment upon a “change of control” or for a reason other than for “cause” or Mr. Schnittker’s death or disability, or if Mr. Schnittker terminates his employment for “good reason,” then we will continue pay to Mr. Schnittker his base salary and will provide health insurance coverage for a period of 12 months. In addition, the unvested portions of the Stock Options that are scheduled to vest on the next anniversary date of Mr. Schnittker’s employment shall accelerate and be deemed vested as of the termination date and shall remain exercisable for a period of 90 days. However, to the extent any portion of the Merger Option has not become exercisable because all or a portion of the Greenwich escrowed shares have not been released from escrow, then the Merger Option, or any such portion, will be forfeited. Notwithstanding the foregoing, if Mr. Schnittker’s employment is terminated by us in connection with specified change of control transactions, then all Mr. Schnittker’s stock options shall accelerate and be deemed vested as of such termination date. If we terminate Mr. Schnittker’s employment for “cause” or if Mr. Schnittker terminates his employment for a reason other that “good reason,” then we are only obligated to pay to Mr. Schnittker his accrued and unpaid base salary through the date of termination. If Mr. Schnittker’s employment is terminated as a result of his death or disability, then we will also pay to Mr. Schnittker or his estate his annualized base salary for a period of 6 months and will provide health insurance for a period of 12 months from such termination.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2008, Brian Lenz resigned his position as the Company’s Chief Financial Officer. Mr. Lenz will remain with the Company as an employee until August 14, 2008 at which time he plans to terminate his employment. During his employment as the Company’s Chief Financial Officer, Mr. Lenz received stock options to purchase an aggregate of 200,000 shares of the Company’s common stock. Pursuant to the terms of his stock option grants, on August 14, 2008 Mr. Lenz will have vested stock options to purchase 53,334 shares of our common stock. On July 18, 2008, the Company agreed to vest on August 14, 2008 an additional 93,333 shares subject to Mr. Lenz’s stock options, so that on that date Mr. Lenz shall have a vested and exercisable right to purchase an aggregate of 146,667 shares subject to his stock option. The Company also extended the exercise period with respect to Mr. Lenz’s options until August 14, 2009. The Company shall continue paying Mr. Lenz his reduced salary until August 14, 2008, but upon his resignation the Company will have no other obligation to pay Mr. Lenz any compensation.

On July 18, 2008, Christopher P. Schnittker entered into an employment agreement with the Company to serve as our Vice President and Chief Financial Officer. The terms and conditions of the employment agreement are disclosed above in Item 1.01 and the disclosure in Item 1.01 above is incorporated herein by reference. Prior to VioQuest, Mr. Schnittker served as the Senior Vice President and Chief Financial Officer for Micromet, Inc., from October 2006 to December 2007. Mr. Schnittker also served as Senior Vice President and Chief Financial Officer for Cytogen Corporation, a publicly-traded biopharmaceutical company, from September 2003 to June 2006. From June 2000 to August 2003, Mr. Schnittker was Senior Vice President, Chief Financial Officer, and Corporate Secretary of Genaera Corporation (formerly Magainin Pharmaceuticals, Inc.). Mr. Schnittker received his B.A. degree in Economic and Business, with a concentration in Accounting, from Lafayette College. Mr. Schnittker is a certified public accountant licensed in the State of New Jersey.

On July 18, 2008, the Board approved an amendment to the Company’s 2003 Stock Option Plan (the “Plan”) increasing the number of shares of common stock available for issuance under the Plan by 400,000 shares. A copy of the Plan, as amended, is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Amendment dated July 18, 2008 between VioQuest Pharmaceuticals, Inc., and Christopher P. Schnittker.

10.2	2003 Stock Option Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: July 24, 2008	By:	/s/ Christopher P. Schnittker
Christopher P. Schnittker
Vice President & Chief Financial Officer